UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 10, 2025

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	98-1040943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 11, 2025, Perpetua Resources Corp. (the “Company”) entered into an underwriting agreement with National Bank Financial Inc. and BMO Capital Markets Corp., as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 22,728,000 of its common shares, no par value (the “Shares”) to the Underwriters on a “bought deal” underwritten basis (the “Offering”) at a price to the public of $13.20 per Share (the “Offering Price”). On June 12, 2025, the Company and the Underwriters entered into an amended and restated underwriting agreement (such underwriting agreement, as amended and restated, the “Underwriting Agreement”) in order to increase the number of Shares issued and sold in the Offering to an aggregate of 24,622,000 Shares. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters an option to purchase, for a period of 30 days from the Closing Date, up to an additional 3,693,300 Shares (the “Option”).

The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering was made pursuant to the shelf registration statement on Form S-3 (File No. 333-266071) that was filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 8, 2022 and declared effective by the SEC on November 2, 2022, and a related prospectus supplement, dated June 11, 2025 (the “Prospectus Supplement”), filed with the SEC pursuant to Rule 424(b) under the Securities Act. Pursuant to the Underwriting Agreement, the Company, the Company’s directors and executive officers and Paulson (as defined below) also entered into lock-up agreements with the Underwriters pursuant to which the Company, for a period of 90 days after the date of the Prospectus Supplement, and each of these persons, for a period of 60 days after the date of the Prospectus Supplement, agreed not to sell or transfer any of the Company’s securities without first obtaining the written consent of the Representatives, subject to certain exceptions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

A copy of the opinion of Cozen O’Connor LLP regarding the validity of the Shares issued in the Offering is filed as Exhibit 5.1 to this Form 8-K.

Subscription Agreement

Pursuant to the Investor Rights Agreement dated March 17, 2016, as amended and restated on March 17, 2020, between Paulson & Co. Inc. (“Paulson”), Idaho Gold Resources Company, LLC (a wholly-owned subsidiary of the Company) and the Company, Paulson has the right to participate pro rata in any equity offering by the Company. On June 10, 2025, the Company entered into a subscription agreement (the “Subscription Agreement”) with Paulson pursuant to which Paulson partially exercised its participation right with respect to the Offering and agreed to purchase $100 million of Shares at the Offering Price, contingent on the consummation of the Offering (the “Concurrent Private Placement”). The Subscription Agreement contains customary representations and warranties of the parties, and indemnification obligations of the Company. Prior to the Offering and Concurrent Private Placement, Paulson beneficially owned 34.6% of the outstanding Shares of the Company. After giving effect to the Offering and the Concurrent Private Placement, Paulson beneficially owns 31.2% of the of the outstanding Shares of the Company. If the Underwriters’ Option is exercised in full, Paulson would beneficially own 30.1% of the of the outstanding Shares of the Company.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On June 16, 2025 (the “Closing Date”), substantially concurrently with the closing of the Offering, the Company issued and sold to Paulson 7,575,757 common shares, no par value, of the Company, at the price per Share of $13.20, for aggregate proceeds to the Company of $99,999,992.40 pursuant to the Subscription Agreement. The Company did not pay any underwriting discounts or commissions with respect to the Shares sold in the Concurrent Private Placement. The sale of the Shares issued in the Concurrent Private Placement was not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On June 16, 2025, the Company issued a press release announcing its plans to host a webinar on Wednesday, June 18, 2025, at 9:30 AM Mountain Time (11:30 AM Eastern Time) to provide an update regarding the consummation of the Offering and the Concurrent Private Placement and the next steps for the Stibnite Gold Project. Dial in instructions and additional information regarding the webinar can be found on Perpetua’s website at https://perpetuaresources.com/ under “Webinars & Events” and the presentation materials for the webinar will be posted on such webpage prior to the start of the webinar.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly incorporated by specific reference in such filing.

Item 8.01	Other Events.

The Offering and Concurrent Private Placement closed on the Closing Date, and the Company received net proceeds from the Offering of approximately $311 million, after deducting the underwriting discounts and commissions and estimated expenses payable by the Company with respect to the Offering, and net proceeds from the Concurrent Private Placement of approximately $100 million.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title or Description

1.1	Amended & Restated Underwriting Agreement, dated June 12, 2025.

5.1	Opinion of Cozen O’Connor LLP as to the legality of the securities being registered.

10.1	Subscription Agreement, between the Company and Paulson, dated June 10, 2025.

23.1	Consent of Cozen O’Connor LLP (included as part of its opinion filed as Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: June 16, 2025	By:	/s/ Jessica Largent
Jessica Largent
Chief Financial Officer